FORM 10f-3

                               THE BLACKROCK FUNDS

                         Record of Securities Purchased
                     Under the Trust's Rule 10f-3 Procedures

1. Name of Purchasing Portfolio: BlackRock Municipal Money Market Portfolio (BR-MMM), CMA Multi-state Municipal Series Trust, CMA California Municipal Money Fund (L-CACMA), Cal Money (L-CAMNY), Muni Cash (L-MUNIC), Master Institutional Tax-Exempt Portfolio (MF-L-TE), Master Tax-Exempt Trust (MF-L-TET)

2.   Issuer: State of California

3.   Date of Purchase: 10/17/2008

4.   Underwriter from whom purchased: Banc of America Securities LLC

5. Name of Affiliated Underwriter (as defined in the Trust's procedures) managing or participating in syndicate: Merrill Lynch & Co.

     a.   List Members of Underwriting Syndicate:

     Banc of America Securities LLC, Goldman, Sachs & Co., Barclays Capital, Inc., E.J. De La Rosa & Co., Inc., Morgan Stanley & Co. Incorporated, Siebert Brandford Shank & Co., LLC, Alamo Capital, Alta Vista Financial, Inc., Blaylock Robert Van, LLC, Citi, City National Securities, Inc., Comerica Securities, DEPFA First Albany Securities LLC, Fidelity Capital Markets Services, First Southwest Company, George K. Baum & Company, Great Pacific Securities, Inc., Grigsby & Associates, Inc., Jackson Securities, J.P. Morgan Securities Inc., KeyBanc Capital Markets Inc., Loop Capital Markets, LLC, Merrill Lynch & Co., Nollenberger Capital Partners Inc., Piper Jaffray & Co., Ramirez & Co., Inc., RBC Capital Markets, Stone & Youngberg, Southwest Securities, Inc., Wachovia Bank, National Association, Wells Fargo Institutional Securities, LLC

6. Aggregate principal amount purchased (out of total offering) (if an equity offering, list aggregate number of shares purchased (out of total number of shares offered)): (BR-MMM) $2,000,000 out of $5,000,000,000; (L-CACMA)
     $60,000,000 out of $5,000,000,000; (L-CAMNY) $15,000,000 out of

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     $5,000,000,000; (L-MUNIC) $5,000,000 out of $5,000,000,000; (MF-L-TE)
     $50,000,000 out of $5,000,000,000; (MF-L-TET) $100,000,000 out of
     $5,000,000,000.

7. Aggregate principal amount purchased by funds advised by BlackRock and any purchases by other accounts with respect to which BlackRock has investment discretion (out of the total offering) (if an equity offering, list aggregate number of shares purchased (out of total number of shares offered)): $237,000,000 out of $5,000,000,000.

8.   Purchase price (net of fees and expenses): $100.98

9.   Date offering commenced (if different from Date of Purchase):

10.  Offering price at end of first day on which any sales were made:

11.  Have the following conditions been satisfied:                   Yes     No

     a.   The securities are part of an issue registered
          under the Securities Act of 1933, as amended,
          which is being offered to the public, or are
          Eligible Municipal Securities, or are securities
          sold in an Eligible Foreign Offering or are
          securities sold in an Eligible Rule 144A Offering
          or part of an issue of government securities.              _X_     ___

     b.   The securities were purchased prior to the end of
          the first day on which any sales were made, at a
          price that was not more than the price paid by
          each other purchaser of securities in that
          offering or in any concurrent offering of the
          securities (except, in the case of an Eligible
          Foreign Offering, for any rights to purchase
          required by laws to be granted to existing
          security holders of the Issuer) or, if a rights
          offering, the securities were purchased on or
          before the fourth day preceding the day on which
          the rights offering terminated.                            _X_     ___

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     c.   The underwriting was a firm commitment
          underwriting.                                              _X_     ___

     d.   The commission, spread or profit was reasonable
          and fair in relation to that being received by
          others for underwriting similar securities during
          the same period.                                          _X_      ___

     e.   In respect of any securities other than Eligible
          Municipal Securities, the issuer of such
          securities has been in continuous operation for
          not less than three years (including the
          operations of predecessors).                              _X_      ___

     f.   Has the affiliated underwriter confirmed that it
          will not receive any direct or indirect benefit as
          a result of BlackRock's participation in the
          offering?                                                 _X_      ___

Received from:     Bradley C. Snyder            Date:  10/24/08
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